Exhibit 10.8

SECOND AMENDMENT TO OFFICE LEASE

This SECOND AMENDMENT TO OFFICE LEASE ("Amendment") dated for reference purposes only as of March 10, 2023, is entered into by and between GPI BAYVIEW, LLC, a Texas limited liability company ("Landlord"), and SPIRITS CAPITAL CORPORATION, a Delaware corporation, formerly known as Capital Beverage Corporation ("Tenant").

R E C I T A L S :

A. Landlord and Tenant are parties to that certain Office Lease dated September 7, 2021 (the "Original Lease"), as amended by the First Amendment to Office Lease dated September 21, 2021 (the "First Amendment") (the Original Lease, as amended by the First Amendment, is referred to herein as the "Lease"), pursuant to which Tenant is leasing from Landlord certain premises commonly known as Suite 4100 containing approximately 3,000 square feet of Premises Rentable Area (the "Existing Premises") in that certain building located at 100 Bayview Circle, Newport Beach, California (the "Building").

B. Tenant has requested that additional space on the fourth (4th) floor of the Building containing approximately 2,021 square feet of Premises Rentable Area (the "Expansion Space") commonly known as Suite 4200, be added to the Existing Premises, and Landlord is willing to do the same, on the terms and conditions set forth in this Amendment. The Expansion Space is depicted in Exhibit "A" attached hereto.

C. The Term of the Lease is scheduled to expire as of March 31, 2027, and the parties desire to extend the Term on the following terms and conditions.

D. Initially capitalized defined terms which are used in this Amendment without definition shall have the meanings given to them in the Lease.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Expansion. Effective as of the Expansion Effective Date (as that term is defined in the Work Letter attached hereto as Exhibit "B" [the "Work Letter"]) estimated to occur on July 1, 2023 (the "Estimated Expansion Effective Date"), the "Premises", as defined in the Lease, shall include the Expansion Space, and from and after the Expansion Effective Date, the combined Existing Premises and the Expansion Space containing approximately 5,021 square feet of Premises Rentable Area in the aggregate, shall be deemed to be the "Premises", as defined in the Lease. The Expansion Space is subject to all the terms and conditions of the Lease, as modified by this Amendment (the "Amended Lease"), except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Existing Premises unless such concessions are expressly provided for herein with respect to the Expansion Space. Except as otherwise expressly provided herein, nothing herein shall modify Tenant's leasing with respect to the Existing Premises.

2. Extension. The Term of Tenant's leasing of the Expansion Space ("New Term") shall be for approximately sixty (60) months commencing as of the Expansion Effective Date and ending on the last

day of the sixtieth (60th) full calendar month following the Expansion Effective Date (the "Extended Expiration Date") unless terminated earlier or extended further as provided in the Amended Lease. The Term of the Existing Premises shall be extended to expire coterminously with the expiration of the New Term. The period commencing as of April 1, 2027 (the "Extended Term Commencement Date") and ending as of the Extended Expiration Date is referred to herein as the "Extended Term". No such extension shall operate to release Tenant from liability for any amounts owed or defaults which exist under the Lease prior to the Extended Term Commencement Date.

3. Basic Monthly Rent.

(a) Prior to the Extended Term Commencement Date, Tenant shall continue to pay Basic Monthly Rent pursuant to the terms of the Lease with respect to the Existing Premises. Commencing as of the Extended Term Commencement Date and continuing for the duration of the Extended Term, Tenant shall pay Basic Monthly Rent for the Existing Premises as follows:

Period	Approx. Annual Rate Per Square Foot of Premises Rentable Area	Existing Premises Basic Monthly Rent
4/1/27 – 9/30/27	$47.99	$11,998.49
10/1/27 – Extended Expiration Date	$49.43	$12,358.44

All such Basic Monthly Rent shall be payable by Tenant in accordance with the terms of the Amended Lease.

(b) Commencing on the Expansion Effective Date and continuing for the duration of the New Term, Tenant shall pay Basic Monthly Rent for the Expansion Space as follows (the "Expansion Space Basic Monthly Rent"):

Period	*Approx. Annual Rate Per Square Foot of Premises Rentable Area	*Expansion Space Basic Monthly Rent
Expansion Effective Date – 9/30/23	$42.64	$7,181.62
10/1/23 – 9/30/24	$43.92	$7,397.07
10/1/24 – 9/30/25	$45.24	$7,618.98
10/1/25 – 9/30/26	$46.60	$7,847.55
10/1/26 – 9/30/27	$47.99	$8,082.98
10/1/27 – Extended Expiration Date	$49.43	$8,325.47

All such Expansion Space Basic Monthly Rent shall be payable by Tenant in accordance with the terms of the Amended Lease. Notwithstanding the foregoing, Tenant shall pay to Landlord, concurrently with Tenant's execution and delivery of this Amendment, the first month's Basic Monthly Rent applicable to the Expansion Space in the amount of $7,181.62.

*Provided Tenant is not in default under the terms of the Amended Lease, Landlord conditionally agrees that Tenant's obligation to pay Basic Monthly Rent for the Expansion Space only shall be abated during the second (2nd), third (3rd), thirteenth (13th), fourteenth (14th), twenty-fifth (25th) and twenty-sixth (26th) full calendar months of the New Term (collectively, the "Abatement Months") (such amount of abated Basic Monthly Rent being referred to herein as the "Abated Basic Monthly Rent") (the Abated Basic Monthly Rent and Abated Parking Rent [defined below] are collectively referred to as the "Abated Amount") During the Abatement Months, Tenant will still be responsible for the payment of all other monetary obligations under the Amended Lease, including, without limitation, the Basic Monthly Rent applicable to the Existing Premises. Tenant acknowledges that any default by Tenant under the Amended Lease will cause Landlord to incur costs not contemplated hereunder, the exact amount of such costs being extremely difficult and impracticable to ascertain. Therefore, should Tenant at any time during the Term be in default after any applicable cure period, then the total unamortized sum of such Abated Amount (amortized on a straight line basis over the final fifty-four [54] months of the New Term) so conditionally excused shall become immediately due and payable by Tenant to Landlord and any remaining Abated Amount shall no longer be available to Tenant as a rent credit from the date of such default. Tenant acknowledges and agrees that nothing in this subsection is intended to limit any other remedies available to Landlord at law or in equity under applicable law (including, without limitation, the remedies under Civil Code Section 1951.2 and/or 1951.4 and any successor statutes or similar laws), in the event Tenant defaults under the Amended Lease beyond any applicable cure period. The abatement provided herein shall be personal to the original Tenant executing this Amendment and shall only be available to Tenant, and not any assignee, sublessee, or other transferee of Tenant's interest in the Amended Lease.

Landlord shall have the option (the "Buyout Option") to make a cash payment (the "Abated Rent Buyout Payment") to Tenant in the amount of the remaining Abated Amount (or portion thereof at Landlord's election) due under the immediately preceding paragraph, discounted at the rate of ten percent (10%) per annum from the last day of the abatement period described above to the first day of the month during which the Abated Rent Buyout Payment is made. Upon Landlord's tender of such Abated Rent Buyout Payment, Tenant shall no longer be entitled to the Abated Amount (or portion thereof, as applicable) pursuant to the immediately preceding paragraph. Landlord shall exercise its Buyout Option by delivering at least ten (10) days' prior written notice thereof to Tenant, and shall make the Abated Rent Buyout Payment to Tenant on or about the date set forth in such notice. The amount of Abated Rent Buyout Payment shall be calculated as follows: Landlord, acting reasonably and in good faith, shall estimate the total amount of the remaining Abated Amount (or portion thereof, as applicable), which estimate shall be based on the actual remaining Rent abated pursuant to the immediately preceding paragraph.

4. Tenant's Share of Operating Expenses and Taxes; Base Year. During the existing Term and Extended Term, Tenant shall pay Tenant's Share of Operating Expenses and Taxes for the Existing Premises pursuant to the terms of the Lease. Commencing as of the Expansion Effective Date, Tenant shall pay Tenant's Share of Operating Expenses and Taxes for the Expansion Space pursuant to the terms of the Amended Lease. Tenant's Share for the Expansion Space shall be equal to 0.5835%, based on the Expansion Space containing 2,021 square feet of Premises Rentable Area, and the Building containing 346,335 rentable square feet. The Base Year with respect to the Expansion Space only shall be the calendar year 2023.

5. Condition of Expansion Space and Existing Premises.

(a) The Expansion Space shall be improved pursuant to the terms of the Work Letter. Except as otherwise provided in the Work Letter, Tenant shall accept the Expansion Space on the Expansion Effective Date in its then "AS-IS" condition. Except as otherwise provided in this Amendment and in the Work Letter, Tenant further acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Expansion Space, the improvements, refurbishments, or alterations therein, or with respect to the functionality thereof or the suitability of any of the foregoing for the conduct of Tenant's business.

(b) Tenant is currently in possession of the Existing Premises and acknowledges that Landlord shall not be obligated to refurbish or improve the Existing Premises or to otherwise fund improvements for the Existing Premises in any manner whatsoever in conjunction with this Amendment and the Extended Term, and Tenant hereby accepts the Existing Premises in its "AS-IS" condition.

6. Parking. Subject to the terms of the Lease, including the Parking Agreement attached to the Original Lease as Exhibit F, and Tenant's obligation to pay the charges and fees therefor according to the rates provided in the Original Lease, plus taxes, if applicable (the "Parking Rent"), commencing as of the Expansion Effective Date, Tenant shall have the right to lease up to 4 unreserved parking permits for each 1,000 rentable square feet (the "Expansion Space Parking Permit") (i.e., up to eight [8] Expansion Space Parking Permits based upon the Expansion Space containing 2,021 rentable square feet). Notwithstanding the foregoing, provided Tenant is not in default under the terms of the Amended Lease, Landlord shall abate Tenant's obligation to pay Parking Rent for the Expansion Space Parking Permits during the first six (6) full calendar months of the New Term (the "Abated Parking Rent"); provided, however, nothing herein shall abate Tenant's obligation to pay Parking Rent with respect to any parking permits granted to Tenant in the Original Lease in connection with the Existing Premises.

7. Signage. Landlord shall provide Tenant with Identification Signage with respect to the Expansion Space, subject to the terms of Section 15.2 of the Original Lease. The initial cost of such Identification Signage shall be Landlord's responsibility; provided, however, any modification(s) thereto shall be at Tenant's sole cost and expense.

8. Additional Security Deposit. Concurrently with Tenant's execution of this Amendment, Tenant shall deposit with Landlord an additional zero dollars $0.00 worth of Security Deposit which shall be held by Landlord pursuant to Article 3 of the Original Lease along with the $10,350.00 currently being held by Landlord (for a total Security Deposit of $10,350.00, as security for the performance of Tenant's obligations under the Amended Lease.

9. No Options. Tenant acknowledges and agrees that it has no options, rights of first offer and/or rights of first refusal, including, without limitation, any right to lease additional space, terminate the New Term and/or Extended Term early or further extend or renew the New Term and/or the Extended Term.

10. Representations and Warranties. Tenant hereby represents, warrants, and agrees that: (a) there exists no breach, default, or event of default by Landlord under the Lease, or any event or condition which, with notice or passage of time or both, would constitute a breach, default, or event of default by Landlord under the Lease; (b) Landlord has performed any and all improvements required to be performed by it under the Lease, and previously disbursed and/or otherwise paid to Tenant any and all tenant improvement allowance required to be disbursed and/or paid by Landlord under the Lease, if any; (c) the Lease continues to be a legal, valid, and binding agreement and obligation of Tenant; and (d) Tenant has no current offset or defense to its performance or obligations under the Lease. Tenant hereby waives and

DocuSign Envelope ID: 8E0D0EEF-FE99-4BF8-9E05-CDEB90536E4B

releases all demands, charges, claims, accounts, or causes of action of any nature whatsoever against Landlord or Landlord's members, officers, employees or agents, including without limitation, any demands, charges, claims, accounts, and causes of action that have previously arisen out of or in connection with the Lease.

11. Brokers. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than CBRE, Inc., representing Landlord, and Madison Street Partners, representing Tenant ("Tenant's Broker"). Tenant agrees to indemnify, defend and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from and against any and all claims of any broker claiming to have represented Tenant in connection with this Amendment other than Tenant's Broker.

12. CASp Disclosure. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Expansion Space has not undergone inspection by a Certified Access Specialist (CASp). In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." In furtherance of and in connection with such notice: (i) Tenant, having read such notice and understanding Tenant's right to request and obtain a CASp inspection and with advice of counsel, hereby elects not to obtain such CASp inspection and forever waives its rights to obtain a CASp inspection with respect to the Expansion Space to the extent permitted by any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated ("Applicable Laws") now or hereafter in effect; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to Applicable Laws now or hereafter in effect, then Landlord and Tenant hereby agree as follows (which constitute the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice): (A) Tenant shall have the one-time right to request for and obtain a CASp inspection, which request must be made, if at all, in a written notice delivered by Tenant to Landlord on or before the day which is ten (10) days after the date hereof; (B) any CASp inspection timely requested by Tenant shall be conducted (1) between the hours of 9:00 a.m. and 5:00 p.m. on any business day, (2) only after ten (10) days' prior written notice to Landlord of the date of such CASp inspection, (3) in a professional manner by a CASp designated by Landlord and without any testing that would damage the Expansion Space in any way, and (4) at Tenant's sole cost and expense, including, without limitation, Tenant's payment of the fee for such CASp inspection, the fee for any reports prepared by the CASp in connection with such CASp inspection (collectively, the "CASp Reports") and all other costs and expenses in connection therewith; (C) Tenant shall deliver a copy of any CASp Reports to Landlord within two (2) business days after Tenant's receipt thereof; (D) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Expansion Space to correct violations of construction-related accessibility standards including, without limitation, any violations disclosed by such CASp inspection; and (E) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building and the Property located outside the Expansion Space that are Landlord's obligation to repair as expressly set forth in the Amended Lease, then Landlord shall perform such improvements, alterations, modifications and/or repairs as and to the extent required by applicable laws to correct such violations, and Tenant shall reimburse Landlord for

the cost of such improvements, alterations, modifications and/or repairs within ten (10) business days after Tenant's receipt of an invoice therefor from Landlord.

13. Miscellaneous.

(a) This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

(b) Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

(c) Each signatory of this Amendment on behalf Tenant represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

(d) Each party hereto acknowledges that: (i) each party hereto is of equal bargaining strength; (ii) each such party has actively participated in the drafting, preparation and negotiation of this Amendment and the transactions contemplated herein; and (iii) any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Amendment or any portion hereof.

(e) Landlord and Tenant agree that except as otherwise specifically modified in this Amendment, the Lease has not been modified, supplemented, amended, or otherwise changed in any way and the Lease remains in full force and effect between the parties hereto as modified by this Amendment. To the extent of any inconsistency between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall apply and govern the parties. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or any similar economic incentives that may have been provided to Tenant in connection with entering into the Original Lease and/or the First Amendment.

(f) The parties agree that electronic signatures, including those delivered by PDF or signed through the electronic signature system known as "DocuSign", shall have the same effect as originals. All parties to this Amendment waive any and all rights to object to the enforceability of this Amendment based on the form or delivery of signature.

(g) This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same Amendment.

[NO FURTHER TEXT ON THIS PAGE;
SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

LANDLORD:

GPI BAYVIEW, LLC,
a Texas limited liability company

By: Granite Properties, Inc.,
a Delaware corporation
Its: Manager

DocuSigned by:

By: Jason Purvis 3/14/2023 | 7:14 PM

080AED8A527F4B7...

Name: Jason Purvis

Title: Senior Managing Director

TENANT:

SPIRITS CAPITAL CORPORATION,
a Delaware corporation

DocuSigned by:

By: Todd Sanders

Name: Todd Sanders

Title: CEO

By: ____________________
Name: ____________________
Title: ____________________

DS

EXHIBIT "A"

DEPICTION OF EXPANSION SPACE


UP
DN
1. NEW BUILDING STANDARD CARPET THROUGHOUT, LVT AT RECEPTION.
2. PROVIDE ALTERNATE PRICE FOR POLISHED CONCRETE FLOOR FINISH AND OPEN CEILING WITH (2) DECORATIVE PENDANTS AT RECEPTION ONLY.
3. BUILDING STANDARD ACOUSTICAL CEILING AND T24 COMPLIANT LED LIGHTS & CONTROLS.
4. PLASTIC LAMINATE LOWER CABINET WITH SOLID SURFACE COUNTER TOP AND 4" BACKSPLASH, UNDERMOUNT SINK, GARBAGE DISPOSAL. PROVIDE ALTERNATE FOR (2) UPPER PLASTIC LAMINATE SHELVES.
DN
COFFEE
OFFICE
OFFICE
OFFICE

EXHIBIT "B"

WORK LETTER

TURN-KEY

*Initially capitalized defined terms which are used in this Amendment without definition shall have the meanings given to them in the Lease.

1. Plans.

1.1 Space Plan. Landlord and Tenant have agreed that the Expansion Space will be improved in accordance with the scope of work attached hereto as Schedule "1" (the "Scope of Work") and the Space Plan (herein referred to as the "Space Plan") approved by Landlord and Tenant attached hereto as Schedule "2".

1.2 Design and Color Scheme. The Design and Color Scheme for the Expansion Space shall be consistent with Building Standard and the Design and Color Scheme for the Existing Premises.

1.3 Compliance with Disability Acts. Tenant shall promptly provide Landlord and Landlord's space planner and/or architect, as applicable, with all information needed to cause the construction of the Tenant's Improvements to be completed such that Tenant, the Expansion Space and the Tenant's Improvements (as constructed) will be in compliance with the Disability Acts.

1.4 Construction Plans. Based on the Scope of Work and the Space Plan, Landlord's space planner and engineer shall prepare construction plans (such construction plans, and all changes and amendments thereto agreed to by Landlord and Tenant in writing, the "Construction Plans") for all of the improvements to the Expansion Space (individually and collectively, the "Tenant's Improvements") described in the Design and Color Scheme for the Existing Premises and Space Plan, which Construction Plans shall include, to the extent applicable, detail and final drawings for partitions, doors, reflected ceiling, telephone outlets, electrical switches and outlets and Building Standard heating, ventilation and air conditioning equipment and controls. Within three (3) business days after the Construction Plans are delivered to Tenant, Tenant shall approve (which approval shall not be unreasonably withheld) or disapprove the same in writing and, if disapproved, Tenant shall provide Landlord and Landlord's space planner and engineer specific reasons for disapproval. The foregoing process shall continue until the Construction Plans are approved by Tenant. Each day thereafter that the Construction Plans are not timely approved by Tenant shall constitute one (1) day of Tenant Delay. Notwithstanding the foregoing, if Tenant fails to respond in any three (3) business day period, Tenant shall be deemed to have approved the last submitted Construction Plans.

1.5 Changes to Approved Plans. If any redrawing or re-drafting of either the Space Plan, the Design and Color Scheme, or the Construction Plans after approval thereof by Landlord and Tenant is necessitated by Tenant's requested changes (all of which shall be subject to Landlord's approval), the expense of any such re-drawing or re-drafting required in connection therewith and the expense of any additional work and improvements necessitated by such re-drawing or re-drafting will be charged to Tenant.

1.6 Coordination of Planners and Designers. If Tenant shall arrange for interior design services or services above the scope of work referenced in Section 1.4 above, whether with Landlord's space planner or any other planner or designer, it shall be Tenant's responsibility to cause necessary coordination of its planner's or designer's efforts with Landlord's agents to ensure that no delays are caused to either the planning or construction of the Tenant's Improvements.

2. Construction and Costs of the Tenant's Improvements

2.1 Construction Obligation. Landlord shall deliver the Expansion Space with all Tenant's Improvements Substantially Complete (hereinafter defined), at Landlord's sole cost and expense, except to the extent provided otherwise herein.

2.2 Excess Costs. If Tenant modifies the Construction Plans, Space Plan and/or Scope of Work in any way and Tenant's modifications result in an increase in any costs associated with making the Tenant's Improvements, then Tenant shall pay all such excess costs ("Excess Costs"), provided, however, Landlord will, prior to the commencement of construction of the Tenant's Improvements, advise Tenant of the Excess Costs, if any. Tenant shall have two (2) business days from and after the receipt of such advice within which to approve or disapprove the Excess Costs. If Tenant fails to approve same by the expiration of the second (2nd) such business day, then Tenant shall be deemed to have approved the proposed Excess Costs. If Tenant disapproves the Excess Costs within such two (2) business day period, then Tenant shall reduce the scope of the Tenant's Improvements such that there shall be no Excess Costs. Subject to the last sentence of this subsection, the foregoing process shall continue until the Excess Costs, if any, are accepted or deemed accepted by Tenant.

2.3 Construction Deposit. Tenant shall remit to Landlord an amount (the "Prepayment") equal to the projected Excess Costs, if any, prior to commencement of construction by Landlord and commencement of work required by each change order involving Excess Costs during the construction period. Should Tenant fail to timely make a Prepayment, Landlord shall have the right to suspend construction and each day of delay shall be a Tenant Delay. All sums due Landlord under this Section 2.3 shall be considered Rent under the terms of the Lease and nonpayment shall constitute a default under the Lease and entitle Landlord to any and all remedies specified in the Lease, including without limitation, Late Charges.

2.4 Construction While in Occupancy. The Tenant's Improvements will be constructed in the Expansion Space while Tenant is in occupancy of the Existing Premises and paying Rent under the Amended Lease. Tenant agrees to cooperate with Landlord and to make the Existing Premises reasonably available to Landlord and its contractors for the performance of such work. Tenant agrees that, subject to the terms of this Section 2.4, Landlord's construction of the Tenant's Improvements shall not constitute an eviction of Tenant from the Existing Premises, whether constructive or otherwise, and Tenant shall in no event be excused from paying the Rent that it is scheduled to pay with respect to the Existing Premises. Landlord may or may not construct the Tenant's Improvements during normal business hours. If construction of the Tenant's Improvements is performed after Tenant's business hours at Tenant's direction, Tenant shall pay to Landlord the additional costs, if any, to perform the construction work after business hours. Landlord and Tenant shall reasonably cooperate and cause their respective employees, agents and contractors to cooperate reasonably with the other during the construction of the Tenant's Improvements to expedite completion of the Tenant's Improvements and to use commercially reasonable

efforts to minimize any interference with Tenant's business operations in the Existing Premises. Such cooperation by Tenant shall include, without limitation: (a) moving, packing, and/or other temporary relocation of furniture and fixtures within the Existing Premises; (b) removing and replacing all items affixed to walls; (c) securing all loose personal property; and (d) disconnecting and reconnecting, as required, all electrical equipment (including, without limitation, computer equipment), movable partitions, workstations and the like, all at Tenant's sole cost.

3. **<u>Delays</u>.** Any delay in the completion of construction of the Tenant's Improvements or in obtaining a certificate of occupancy or a final inspection, if required by the applicable governmental authority, caused by Tenant, Tenant's Contractors (hereinafter defined) or any person, firm or corporation employed by Tenant or Tenant's Contractors, including, without limitation, any work outside of the Scope of Work, shall constitute a "Tenant Delay" (herein so called). In the event that the Tenant's Improvements are not Substantially Complete (hereinafter defined) by the Estimated Expansion Effective Date, then the Expansion Effective Date shall be amended to be the Adjusted Expansion Effective Date (hereinafter defined). The "Adjusted Expansion Effective Date" shall be the date the Tenant's Improvements are Substantially Complete, adjusted backward, however, by one day for each day of Tenant Delay, if any. The foregoing adjustments in the Expansion Effective Date shall be Tenant's sole and exclusive remedy in the event the Tenant's Improvements are not Substantially Complete by the Estimated Expansion Effective Date.

4. **<u>Substantial Completion and Punch List</u>.** The terms "Substantial Completion" and "Substantially Complete" as applicable, shall mean when the Tenant's Improvements are sufficiently completed in accordance with the Construction Plans so that Tenant can reasonably use the Expansion Space for the Permitted Use. When Landlord considers the Tenant's Improvements to be Substantially Complete, Landlord will notify Tenant and within two (2) business days thereafter, Landlord's representative and Tenant's representative shall conduct a walk-through of the Expansion Space and identify any necessary touch-up work, repairs and minor completion items as are necessary for final completion of the Tenant's Improvements (collectively, the "Punch List Items"). Neither Landlord's representative nor Tenant's representative shall unreasonably withhold his or her agreement on the Punch List Items. Landlord will use its reasonable efforts to cause Landlord's Contractor (hereinafter defined) to complete all Punch List Items within thirty (30) days after Landlord's and Tenant's agreement thereon.

5. **<u>Tenant's Contractors</u>.** If Tenant should desire to enter the Expansion Space or authorize its agent to do so prior to the Expansion Effective Date to perform approved work not requested of the Landlord, Landlord shall permit such entry upon, and subject to, the following terms and conditions:

   (a) Tenant shall use only such contractors which Landlord shall approve in its reasonable discretion and Landlord shall have approved the plans to be utilized by Tenant, which approval will not be unreasonably withheld; and

   (b) Tenant, its contractors, workers, mechanics, engineers, space planners or such others as may enter the Expansion Space (collectively, "Tenant's Contractors"), shall work in harmony with and not in any way disturb or interfere with Landlord's space planners, architects, engineers, contractors, workers, mechanics or other tenants in the building, other agents or independent contractors in the

performance of their work (collectively, "Landlord's Contractors"), it being understood and agreed that if entry of Tenant or Tenant's Contractors would cause, has caused or is causing a material disturbance to Landlord or Landlord's Contractors or other tenants, then Landlord may, with notice, refuse admittance to Tenant or Tenant's Contractors causing such disturbance; and

(c) Tenant, Tenant's Contractors and other agents shall provide Landlord sufficient evidence that each is covered under Worker's Compensation, and Commercial General Liability Insurance of $5,000,000 per occurrence for Tenant's Contractors which are involved in the actual construction of improvements or the installation of fixtures within the Expansion Space or Worker's Compensation and Commercial General Liability Insurance of $2,000,000 per occurrence for Tenant's Contractors which are involved in the installation of furnishings and equipment, including, without limitation, cabling, carpeting, and window treatments, in the Expansion Space, together with such property insurance as Landlord may reasonably request for its protection. Commercial General Liability Insurance shall include coverage for ongoing and completed construction. Tenant's Contractors will name Landlord and Property Manager as additional insureds on commercial general liability and property insurance policies. All liability policies will be primary and non-contributory and contain waivers of subrogation in favor of Landlord. Workers Compensation policy shall contain a waiver of subrogation in favor of Landlord.

LANDLORD SHALL NOT BE LIABLE FOR ANY INJURY, LOSS OR DAMAGE TO ANY OF TENANT'S INSTALLATIONS OR DECORATIONS MADE PRIOR TO THE EXPANSION EFFECTIVE DATE AND NOT INSTALLED BY LANDLORD. TENANT SHALL INDEMNIFY AND HOLD HARMLESS LANDLORD AND LANDLORD'S CONTRACTORS FROM AND AGAINST ANY AND ALL COSTS, EXPENSES, CLAIMS, LIABILITIES AND CAUSES OF ACTION ARISING OUT OF OR IN CONNECTION WITH WORK PERFORMED IN THE EXPANSION SPACE BY OR ON BEHALF OF TENANT (BUT EXCLUDING WORK PERFORMED BY LANDLORD OR LANDLORD'S CONTRACTORS). LANDLORD IS NOT RESPONSIBLE FOR THE FUNCTION AND MAINTENANCE OF THE TENANT'S IMPROVEMENTS WHICH ARE DIFFERENT FROM THE BUILDING STANDARD IMPROVEMENTS AT THE PROPERTY OR IMPROVEMENTS, EQUIPMENT, CABINETS OR FIXTURES NOT INSTALLED BY LANDLORD. SUCH ENTRY BY TENANT AND TENANT'S CONTRACTORS PURSUANT TO THIS SECTION 5 SHALL BE DEEMED TO BE UNDER ALL OF THE TERMS, COVENANTS, PROVISIONS AND CONDITIONS OF THE AMENDED LEASE EXCEPT THE COVENANT TO PAY RENT EXCEPT AS REQUIRED BY SECTION 2.3 OF THIS EXHIBIT B.

6. **Construction Representatives**. Landlord's and Tenant's representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

LANDLORD'S REPRESENTATIVE:

NAME:	Jeannie Edwards
ADDRESS:	100 Bayview, Suite 230 Newport Beach, CA 92660
PHONE:	949-725-9900
E-MAIL:	jedwards@graniteprop.com

TENANT'S REPRESENTATIVE:

NAME:	Todd Sanders, Chairman & CEO
ADDRESS:	100 Bayview Circle Suite 4100 Newport Beach, CA 92660
PHONE:	949-441-9383
E-MAIL:	todd@spiritscap.com

SCHEDULE "1" TO EXHIBIT "B"

SCOPE OF WORK

SCOPE OF WORK

Scope of Work per the mutually agreed upon Suite 4200 Space Plan dated 01.25.2023.

1. Demolish existing interior of suite to accommodate new layout.
2. Construct under-grid partition walls per Space Plan layout.
3. Install Building Standard grid and acoustical ceiling tiles throughout.
4. Furnish and install one (1) Building Standard framed sidelite at each Private Offices.
5. Furnish and install Building Standard doors and hardware at three (3) Private Offices.
6. Furnish and install Building Standard Title 24 compliant lighting throughout, including Building Standard 2'x4' recessed light fixtures, occupancy sensors and controls.
7. Building Standard power distribution throughout, including wall feeds to serve six (6) workstations.
8. Furnish and install Building Standard Plastic Laminate (PLAM) lower millwork at Coffee counter, with 4" backsplash and Building Standard hardware at millwork.
9. Furnish and install Building Standard solid surface counter at PLAM millwork for Coffee bar.
10. Furnish and install Building Standard sink, faucet, garbage disposal, insta-hot water heater, flood stop leak detection, and required electrical for operation.
11. Furnish and install Building Standard carpet tile and wall base throughout, excluding Reception.
12. Furnish and install Building Standard LVT flooring at Reception only.
13. Paint interior suite with Building Standard paint, Sherwin Williams Pure White, plus on accent color.
14. HVAC distribution from existing system/VAV boxes to accommodate new layout.
15. Rework fire sprinkler and FLS system to accommodate new layout.
16. Furnish and install code required Building Standard egress signage, fire extinguisher and cabinet.
17. Furnish and install Building Standard roller shades at perimeter windows.

ALTERNATES

A-1. Open ceiling with two (2) Building Standard pendant fixtures at Reception are only.

A-2. Finished concrete floor at Reception in lieu of LVT.

A-3. Two (2) upper PLAM shelves at Coffee millwork.

INCLUSIONS AND EXCLUSIONS:

Project includes design, plan review, and permit fees.

INCLUSIONS AND EXCLUSIONS (Continued):

Project schedule excludes overtime or after-hours work other than typical requirements for noisy work.

Excludes special electrical service, conduit, wiring, homeruns, and cable required for Tenant's privately owned telephone system. Plenum- rated cable or conduit to tenant's backboard will be Tenant above standard work.

Cabling and connectivity are the sole responsibility of the Tenant.

Excludes electrical work and equipment for access card system, security cameras, and/or furniture connection.

Excludes refrigerator, microwave, and any appliances.

Excludes 24-hour supplemental cooling unit for IT needs or power exceeding a 20-amp duplex outlet.

Tenant has reviewed the Scope of Work and confirms there are no further changes.

TENANT:

SPIRITS CAPITAL CORPORATION,
a Delaware corporation

DocuSigned by:

By: Todd Sanders
Name: Todd Sanders
Title: CEO

By: ______________________
Name: ______________________
Title: ______________________

SCHEDULE “2” TO EXHIBIT “B”

SPACE PLAN

[UNSHADED AREA ONLY]


UP
DN
DN
COFFEE
1. NEW BUILDING STANDARD CARPET THROUGHOUT, LVT AT RECEPTION.
2. PROVIDE ALTERNATE PRICE FOR POLISHED CONCRETE FLOOR FINISH AND OPEN CEILING WITH (2) DECORATIVE PENDANTS AT RECEPTION ONLY.
3. BUILDING STANDARD ACOUSTICAL CEILING AND T24 COMPLIANT LED LIGHTS & CONTROLS.
4. PLASTIC LAMINATE LOWER CABINET WITH SOLID SURFACE COUNTER TOP AND 4" BACKSPLASH, UNDERMOUNT SINK, GARBAGE DISPOSAL. PROVIDE ALTERNATE FOR (2) UPPER PLASTIC LAMINATE SHELVES.
OFFICE
OFFICE
OFFICE

Tenant has reviewed the Space Plan and confirms there are no further changes.

TENANT:

SPIRITS CAPITAL CORPORATION,
a Delaware corporation

DocuSigned by:

By: Todd Sanders
Name: Todd Sanders
Title: CEO

By: ______________________________
Name: ______________________________
Title: ______________________________

4895-4448-4432.2
377955.00070/3-10-23/mpp/mpp